                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K


                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported): JUNE 4, 2003


                             BELL MICROPRODUCTS INC.
             (Exact name of Registrant as Specified in its Charter)


                                   CALIFORNIA
                 (State or Other Jurisdiction of Incorporation)



       000-21528                                                 94-3057566
(Commission File Number)                                       (IRS Employer
                                                             Identification No.)


                              1941 RINGWOOD AVENUE
                         SAN JOSE, CALIFORNIA 95131-1721
              (Address of Principal Executive Offices and Zip Code)


                                 (408) 451-9400
              (Registrant's telephone number, including area code)



                                 Not Applicable
          (Former Name or Former Address, if Changed Since Last Report)

ITEM 9.           REGULATION FD DISCLOSURE.

         On June 4, 2003, the Registrant announced at a seminar sponsored by the Global Technology Distribution Council, a worldwide industry trade association dedicated to defining and promoting the role of wholesale distribution for information technology products, that it expects revenues and after-tax net income/(loss) to be in the range of $480 million to $500 million and $(2.5) million to $(3.5) million, respectively, for the second quarter of 2003. The Company believes that results are indicative of lower sales and profits in its United Kingdom operations and a highly competitive market in computer components generally.

         Information in this Current Report is being furnished pursuant to Item 9 and shall not be deemed "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information in the Current Report shall not be incorporated by reference into any registration statement pursuant to the Securities Act of 1933, as amended. The furnishing of the information in this Current Report is not intended to, and does not, constitute a representation that such furnishing is required by Regulation FD or that the information contained herein is material investor information that is not otherwise publicly available.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    BELL MICROPRODUCTS INC.


                                    By       /s/ James E. Illson
                                      -------------------------------------
Date:  June 5, 2003                      James E. Illson
                                         Executive Vice President, Finance and
                                         Operations and Chief Financial Officer